SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                DECEMBER 11, 2002

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                   Commission                IRS Employer
jurisdiction                     File Number               Identification
of incorporation                                           Number

Delaware                           1-3492                  No. 75-2677995


                               4100 Clinton Drive
                            Houston, Texas 77020-6299
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 713-676-3011

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         INFORMATION TO BE INCLUDED IN REPORT

Item 9.  Regulation FD Disclosure

         On December 11, 2002 registrant issued a press release entitled "Halliburton Close to Agreement in Principle on Asbestos Claims - Company says deal is not complete yet."

         The text of the press release is as follows:


         Halliburton Close to Agreement in Principle on Asbestos Claims
                      Company says deal is not complete yet

Houston, Texas (December 11, 2002) - Halliburton (NYSE: HAL) today said it is close to an agreement in principle with plaintiffs' attorneys representing more than 300,000 claimants that will resolve all of the asbestos-related personal injury claims against the company.

Company officials stated that the transaction is not complete yet and if it is achieved it would still be subject to financing, board approval, and court approval, none of which can be assured. However, the company outlined tentative terms including saying it would involve as much as $2.8 billion in cash payments and up to 60 million shares of Halliburton common stock.

Under the proposed agreement, the settlement would not include a bankruptcy filing of Halliburton and the company expects to retain 100% ownership of all of its subsidiaries. The proposed agreement would cover all present and future personal injury asbestos claims. Halliburton would retain the rights to the first $2.3 billion of insurance proceeds and any amounts in excess of $3.0 billion; although there is no assurance the company would collect that amount.

"If this is completed," said Dave Lesar, chairman, president and CEO of the company, "it's important to note that it would be business-as-usual for customers, employees, vendors and financial creditors."

Halliburton further stated that it will not provide further updates on the negotiations until a transaction is more likely.

"We are working hard to achieve an agreement that protects the shareholders and is fair to those who have been affected by asbestos," said Lesar.


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

Halliburton, founded in 1919, is one of the world's largest providers of products and services to the petroleum and energy industries. The company serves its customers with a broad range of products and services through its Energy Services Group and Engineering and Construction Group business segments. The company's World Wide Web site can be accessed at www.halliburton.com.





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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HALLIBURTON COMPANY




Date:     December 12, 2002            By:/s/ Margaret E. Carriere
                                          ---------------------------------
                                              Margaret E. Carriere
                                              Vice President and Secretary




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